UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2010

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04                   Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

On May 17, 2010, Comstock Resources, Inc. (the "Company") sent a notice (the "Notice") to its directors and executive officers informing them that, in order to implement a transition to a new trustee and recordkeeper for the Comstock Resources, Inc. 401(k) Plan (the "Plan"), Plan participants will be unable to direct or diversify the investments in their Plan accounts, including shares of the Company's common stock, or obtain distributions from the Plan, during the period beginning on June 16, 2010 at 4 p.m. (Eastern Time) and ending July 9, 2010 at 7 a.m. (Eastern Time) (the "Blackout Period").  This blackout period will be in addition to other blackout periods imposed by the Company.

The Notice also states that, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, the Company's directors and executive officers will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring shares of the Company's common stock during the Blackout Period.  A copy of the Notice is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01                   Financial Statements and Exhibits

Exhibit 99.1	Notice to Directors and Executive Officers of Comstock Resources, Inc. dated May 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: May 17, 2010	By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer